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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 17, 2005, with respect to the consolidated financial statements of Polypore International, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124142) and related Prospectus of Polypore International, Inc. for the registration of $300,000,000 10 1/2% senior discount notes.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina
May 20, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm